EXHIBIT D

FILING AGREEMENT DATED TO BE EFFECTIVE SEPTEMBER 10, 2014

REGARDING JOINT FILING OF SCHEDULE 13 D/A-7

The undersigned hereby agree that:

(i)

Each is eligible to use the Schedule 13D/A-7 attached hereto;

(ii)

The attached Schedule 13D/A-7 is filed on behalf of each of the undersigned; and

(iii)

Each of the undersigned is responsible for the timely filing of such Schedule 13D/A-7 and any amendments thereto, and for the completeness and accuracy of the information therein concerning itself; but none of them is responsible for the completeness and accuracy if the information concerning the other persons making the filing, unless it knows or has reason to believe that such information is inaccurate.

Sentient Global Resources Fund III, L.P.

     By: Sentient GP III, LP, General Partner

            By: Sentient Executive GP III, Limited,

                                     General Partner

By:   _/s/ Greg Link_________

Greg Link, Director

Date: September 17, 2014

SGRF III Parallel I, L.P. By: Sentient GP III, LP, General Partner By: Sentient Executive GP III, Limited, General Partner By: _/s/ Greg Link_________ Greg Link, Director Date: September 17, 2014
Sentient GP III, LP By: _/s/ Greg Link_________ Greg Link, Director Date: September 17, 2014 Sentient Executive GP III, Limited By: _/s/ Greg Link_________ Greg Link, Director Date: September 17, 2014

Sentient Executive GP IV, Limited

By:   _/s/ Greg Link_________

Greg Link, Director

Date: September 17, 2014

Sentient GP IV, Limited

By:   _/s/ Greg Link_________

Greg Link, Director

Date: September 17, 2014

Sentient Global Resources Fund IV, LP

    By: Sentient GP IV, Limited,

              its General Partner

         By:  Sentient Executive GP IV, Limited,

              its General Partner

By:   _/s/ Greg Link_________

Greg Link, Director

Date: September 17, 2014